Exhibit 6.4

                                    AGREEMENT
                                    ---------



        This Agreement made and entered into this 9th day of June, 1999 by and between Browsesafe, LLC, an Indiana Limited Liability Corporation ("Browsesafe"), Browsesafe.com, Inc. ("Company"), Barisal Capital Corporation ("Barisal") and Fergus Capital Corporation ("Fergus").

                                   WITNESSETH:

        WHEREAS, Browsesafe, Company and other investors ("Funding Group") executed an Asset & Liability Contribution Agreement on or about May 19th, 1999 ("Contribution Agreement"), a copy of which is attached hereto as Exhibit "A";

        WHEREAS, Magellan Holdings, Ltd. contributed certain funds to Company pursuant to the terms of the Contribution Agreement in exchange for 709,733 shares of Company's common stock;

        WHEREAS, Magellen Holdings, Ltd. has elected to have all of their shares of Company redeemed;

        WHEREAS, Company has agreed to redeem said shares;

        WHEREAS, Barisal desires to become a shareholder of Company pursuant to the terms of the Contribution Agreement; and

        WHEREAS, Fergus desires to become a shareholder of Company pursuant to the terms of the Contribution Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

        1. Upon execution of this Agreement, Company shall issue shares of its common stock to the following entities:

               Entity                               Number of Shares
               ------                               ----------------
               Barisal                                       354,733
               Fergus                                        355,000

        2. In consideration of the receipt of shares described above, Barisal and Fergus shall become a member of the Funding Group and shall observe, perform and fulfill all of the terms and conditions to be observed, performed and fulfilled by a member of the Funding Group pursuant to the terms of the Contribution Agreement. Barisal and Fergus shall also receive all rights and privileges granted to a member of the Funding Group pursuant to the terms of the Contribution Agreement.

        IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the date and year first above written.

                                            BROWSESAFE, LLC


                                            By: /s/ Mark W. Smith
                                               ---------------------------


                                            BROWSESAFE.COM, INC.


                                            By: /s/ Mark W. Smith
                                               ---------------------------

                                            BARISAL CAPITAL CORPORATION


                                            By: /s/ Trudy Rogers
                                               ---------------------------



                                            FERGUS CAPITAL CORPORATION


                                            By: /s/ illegible
                                               ---------------------------